Exhibit 99.906CERT

EXHIBIT 12(b)

CERTIFICATION PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the report of PowerShares India Exchange-Traded Fund Trust (the “Registrant”) on Form N-CSR for the period ended October 31, 2009 (the “Report”), each of the undersigned officers of the Registrant hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Andrew Schlossberg
Andrew Schlossberg
President

Date: January 8, 2010

/s/ Bruce T. Duncan
Bruce T. Duncan
Treasurer

Date: January 8, 2010

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.